Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement on Form S-3ASR (Nos. 333-256748) pertaining to the Bank of Hawaii Corporation Preferred Share Stock issuance,
(2)
Registration Statements on Form S-3 (Nos. 333-64248 and 333-165824) and on Form S-3ASR (No. 333-276416) pertaining to the Bank of Hawaii Corporation Dividend Reinvestment and Stock Purchase Plan;
(3)
Registration Statements on Form S-8 (No. 333-165825) pertaining to the Bank of Hawaii Retirement Savings Plan;
(4)
Registration Statement on Form S-8 (No. 333-203611) pertaining to the Bank of Hawaii Corporation 2015 Director Stock Compensation Plan (formerly the Pacific Century Financial Corporation Directors’ Stock Compensation Program);

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Bank of Hawaii Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Bank of Hawaii Corporation and subsidiaries included in this Annual Report (Form 10-K) of Bank of Hawaii Corporation for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Honolulu, Hawaii

February 29, 2024